                                                                     EXHIBIT 4.8


                                                                      APPENDIX A


                                 HULL NO. 1177
                                  DEFINITIONS
                                  -----------

          The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms "hereof", "herein", "hereunder" and comparable terms
                          ------    ------    ---------
refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

          Unless the context otherwise requires, references to (i) agreements shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time, (ii) parties to agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

          Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared in accordance with GAAP.

          "Accreted Value" when used in respect of the Secured Notes means, for
           --------------
     any specified date:
          (i) if the specified date occurs on one of the following dates (each an "Accrual Date"), the Accreted Value will equal the amount set forth
         ------------
     below for such Accrual Date:

                Accrual Date       Accreted Value
                -----------------  --------------

                January 2, 1998    $26,476,244.36
                July 2, 1998        27,361,874.73
                January 2, 1999     28,277,129.44
                July 2, 1999        29,222,999.42
                January 2, 2000     30,200,508.75
                March 31, 2000      30,700,000.00

            (ii) if the specified date occurs between two Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Accrual Date immediately preceding such specified date plus (b) an amount equal to the interest that would accrue on the amount of such Accreted Value at the interest rate of the Secured Note from such Accrual Date to such specified date, using a 360-day year of twelve 30-day months; and

            (iii) if the specified date occurs on or after the last Accrual Date, the Accreted Value will equal the face amount of the Secured Note as reduced from time to time by the repayment of principal thereof.

            "Accrual Date" shall mean the dates specified as such in the
             ------------
     definition of "Accreted Value".

            "Actual Knowledge" shall mean, (i) as it applies to either Owner
             ----------------
     Trustee (or the Owner Trust), the Indenture Trustee or the Pass Through Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in its Corporate Trust Administration department, (ii) as it applies to the Owner Participant, actual knowledge of, including any information contained in any written notices received by, any officer of the Owner Participant or any Affiliate thereof whose responsibilities include administration of the transactions contemplated by the Operative Documents, (iii) as it applies to the Charterer, actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other officer of the Charterer whose responsibilities include administration of the transactions contemplated by the Operative Documents and (iv) as it applies to the Guarantor actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other executive officer of the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents.

            "Additional Notes" shall mean non-recourse Secured Notes issued by
             ----------------
     the Owner Trust in accordance with Section 2.08 of the Indenture.

            "Affiliate" shall mean, with respect to any Person, any other
             ---------
     Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the
                           -------
     terms "controlling",
            -----------

     "controlled by" and "under common control with"), as used with respect to
      -------------       -------------------------
     any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "After-Tax Basis", in the context of determining the amount of a
             ---------------
     payment to be made on such basis, shall mean the payment of an amount which, after reduction by the net increase in foreign, federal, state and local income tax liability of the recipient of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits realized or to be realized by the recipient as a result of the event giving rise to such payment) shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all foreign, federal, state and local income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient has a sufficient tax base to be taxable on all income at the highest marginal tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions and that all tax benefits are utilized at the highest marginal rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions, (ii) state and local income taxes are payable, and state and local tax benefits are realized, in the jurisdiction in which the recipient has its principal place of business, and (iii) tax benefits to be realized in any taxable year other than the year of payment are determined on a present value basis using the Debt Rate.

            "Alteration" shall have the meaning specified in Section 15(a) of
             ----------
     the Construction Contract.

            "Amortization Schedule" shall mean, with respect to any Secured
             ---------------------
     Note, the amortization schedule for such Secured Note set forth in Exhibit B to the Indenture.

            "Appraisal Procedure" shall mean a procedure for determining any
             -------------------
     amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Charterer to the Owner Trust or the Owner Participant, as the case may be, or by the Owner Participant or the Owner Trust, as the case may be, to the Charterer, that it desires to obtain an appraisal with respect to such amount, value or period. If required by the terms of the applicable Operative Documents, such parties shall first attempt to agree on such matter. If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, such parties shall thereupon consult for the purpose of selecting a mutually acceptable Independent appraiser. If within 10 days from the date the parties are required to so consult, they are unable to agree upon the appointment of a mutually acceptable Independent appraiser, then each of such parties shall appoint an Independent appraiser, and such Independent appraisers shall jointly determine such matter. If one party does not so appoint an

     Independent appraiser, then the Independent appraiser appointed by the other shall determine such matter as the sole appraiser. If such two Independent appraisers cannot agree on such matter within 20 days, such matters shall be determined by such two Independent appraisers and a third Independent appraiser chosen within 10 days after such 20-day period by such two Independent appraisers or, if such three Independent appraisers fail to reach an agreement, the determination of the appraiser that differs most from the second highest determination shall be excluded (unless such difference is less than ten percent from either of the other determinations), the remaining two determinations shall be averaged (or all three shall be averaged, if the third determination is not discarded due to the preceding parenthetical) and such average shall constitute the determination of the appraisers. If such two Independent appraisers fail to agree upon the appointment of a third Independent appraiser within the allotted time period, such appointment shall be made by the New York City office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the Vessel. The determination of the appraisers so chosen shall be given within 20 days of the appointment of such third appraiser. Fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Charterer.

            "Assigned Hire" shall have the meaning set forth in Section 4.01(a)
             -------------
     of the Indenture.

            "Bank Guarantee" shall mean the Lessor's Guaranty.
             --------------

            "Bareboat Hire" shall mean, for any Rate Period, the sum of the Base
             -------------
     Hire and the Excess Hire for such Rate Period.

            "Bareboat Market Rate" shall mean, for any Rate Period, the
             --------------------
     "Bareboat Market Rate" determined pursuant to Schedule 2B to the Charter Party for such Rate Period.

            "Base Hire" shall have the meaning specified in Schedule 2 to the
             ---------
     Charter Party.

            "Base Hire Payment Dates" during the Charter Period shall mean and
             -----------------------
     include each January 2 and July 2 during the Charter Period, commencing on July 2, 2000.

            "Board of Directors"  shall mean, with respect to any Person, either
             ------------------
     the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

            "Builder" shall mean Hyundai Heavy Industries, Co. Ltd Inc., a
             -------
     Korean corporation, and Hyundai Corporation, a Korean corporation, collectively.

            "Business Day" shall mean any day other than a Saturday or Sunday or
             ------------
     any other day on which banks located in London, England, New York, New York, Fairfax, Virginia, the city in which the Indenture Trustee Office is located, the city in which the corporate trust department of the Managing Trustee is located or, so long as any Pass Through Certificate is Outstanding, the city in which the corporate trust department of the Pass Through Trustee is located, are required or authorized to remain closed.

            "Business Trust Act" shall mean the Delaware Business Trust Act, 12
             ------------------
     Del. C. c.38, as it may be amended from time to time.

            "Capital Stock" shall mean, with respect to any Person, any and all
             -------------
     shares, interests, participations or other equivalents (however designated) of such Person's capital stock, whether now outstanding or issued after the date of the Participation Agreement, including, without limitation, all Common Stock and Preferred Stock of such Person.

            "Casualty Redemption Date" shall have the meaning specified in
             ------------------------
     Section 3.02 of the Indenture.

            "Certificate" shall mean any one of the pass through certificates
             -----------
     executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A to the Pass Through Trust Agreement.

            "Certificateholder" shall have the meaning specified in the Pass
             -----------------
     Through Trust Agreement.

            "Charter" or "Charter Party" shall mean the LR1 Class Crude Oil Tank
             -------      -------------
     Vessel Charter Party dated as of the Closing Date between the Owner Trust and the Charterer relating to the Vessel.

            "Charter Default" shall mean an event which, after giving of notice
             ---------------
     or lapse of time, or both, would become a Charter Event of Default.

            "Charter Event of Default" shall have the meaning specified in
             ------------------------
     Article 21 of the Charter Party.

            "Charter Party Termination Date" shall mean the last day of the
             ------------------------------
     Charter Period, whether occurring by reason of expiration of the Charter Period or upon earlier termination of the Charter Party pursuant to the terms thereof (including, without limitation, termination pursuant to Article 22 of the Charter Party).

            "Charter Period" shall mean the period beginning with the Delivery
             --------------
     Date and ending on the Charter Party Termination Date set forth in Schedule 1 to the Charter, as the same may be extended in accordance with Article 19(c) of the Charter Party, or such earlier date on which the Charter Party is terminated in accordance with the provisions thereof.

            "Charterer" shall mean Mobil Equipment Finance Company Inc., a
             ---------
     Delaware corporation.

            "Claims" shall mean all liabilities (including, without limitation,
             ------
     negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, responsibilities, losses, damages, penalties, fines, sanctions, claims, Environmental Claims, actions, causes of action, suits, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority for environmental liabilities and costs or violations of any Environmental Laws), costs, expenses and disbursements, of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

            "Classification Society" shall mean the American Bureau of Shipping
             ----------------------
     or any other classification society selected by the Charterer.

            "Closing Date" shall mean December 5, 1997.
             ------------

            "Code" shall mean the Internal Revenue Code of 1986.
             ----

            "Common Stock" shall mean, with respect to any Person, any and all
             ------------
     shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

            "Component" shall mean appliances, parts, instruments,
             ---------
     appurtenances, accessories, equipment and other property of whatever nature originally included in the Vessel on the Delivery Date.

            "Construction Contract" shall mean the Shipbuilding Contract dated
             ---------------------
     November 24, 1997 between the Builder and the U.K. Lessor providing for the construction and sale of the Vessel.

            "Corporate Trust Office", when used with respect to the Pass Through
             ----------------------
     Trustee, shall mean the office of the Pass Through Trustee in the city at which at any particular time its corporate trust business shall be principally administered, and when used with respect to the Indenture Trustee, shall mean the Indenture Trustee Office.

            "Cut-off Date" shall mean March 31, 1998.
             ------------

            "Debt Rate" shall mean the weighted average interest rate borne by
             ---------
     the Secured Notes.

            "Delaware Trustee" shall have the meaning specified in the preamble
             ----------------
     to the Trust Agreement.

            "Delivery Date" shall mean the date on which the Vessel is delivered
             -------------
     by the Builder to the U.K. Lessor, which is scheduled to occur on the date set forth as the Scheduled Delivery Date in Schedule 1 of the Charter Party.

            "Delivery Yard" shall mean the shipyard of the Builder at Ulsan,
             -------------
     Korea.

            "Dollar" and "$" shall mean U.S. dollars.
             ------       -

            "Eligible Bank" shall mean any bank or trust company, including the
             -------------
     Indenture Trustee and the Pass Through Trustee which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $100,000,000.

            "Environmental Claims" shall mean any Claim, action, cause of
             --------------------
     action, investigation or notice (written or oral) by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, Remedial Action, Releases, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release into the environment, of any Hazardous Material at any location, whether or not owned or operated by the Charterer, the Subcharteree or MOSAT or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" shall mean all applicable federal, state,
             ------------------
     foreign and local laws and regulations, relating to pollution or protection of the environment (including, without limitation, ambient air, surface, water, groundwater, land surface or subsurface strata, wetlands, wildlife, aquatic species, vegetation and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA");
                                                                      ------
     the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"); the
                                                               -----
     Resource Conservation Recovery Act ("RCRA"); Oil Pollution Act of 1990
                                          ----
     ("OPA"); the Superfund Amendments and Reauthorization Act of 1986 ("SARA");
     -----                                                               ----
     the Toxic Substances Control Act ("TSCA"); the Hazardous Material
                                        ----
     Transportation Act; the Clean Air Act; the Federal Water Pollution Control Act; the Safe Drinking Water Act; and their state and local counterparts or equivalents.

            "Environmental Permits" shall mean all permits, consents, licenses,
             ---------------------
     certificates and other approvals or authorizations required under Environmental Laws.

            "ERISA" shall mean the Employee Retirement Income Security Act of
             -----
     1974.
            "ERISA Affiliate" shall mean any entity treated as a single employer
             ---------------
     with any Person pursuant to Section 414(b), (c), (m) or (o) of the Code.

            "Event of Loss" shall mean any of the following events occurring on
             -------------
     or after the Delivery Date: (a) the (i) loss, theft, destruction or disappearance of, or (ii) occurrence of damage (which, in the Charterer's reasonable, good faith opinion, renders repair or replacement uneconomic) to, the Vessel (or substantially the entirety of the Vessel); (b) the permanent condemnation, confiscation or seizure of, or requisition of title to, the Vessel by any Governmental Authority; (c) the requisition of use of the Vessel by any Governmental Authority for a period which shall exceed the remaining portion of the Charter Period; or (d) the receipt of insurance proceeds based upon an actual or constructive total loss of the Vessel.

            "Excepted Payments" shall mean and include (i) any indemnity or
             -----------------
     other similar payment (whether or not Supplemental Hire) payable under any Operative Document (including, without limitation, any amount payable by the Guarantor under the Guarantee in respect of indemnity amounts payable by the Charterer under any Operative Document) directly to any Person (including, without limitation, the Trust Company, the Resident Trustee, the Pass Through Trustee, each in its individual capacity) other than the Indenture Trustee, any Holder, the Owner Trust, the Trust Estate or the Indenture Estate; (ii) (A) insurance proceeds, if any, payable to the Owner Trust or the Owner Participant under insurance separately maintained by the Owner Trust or the Owner Participant as permitted by Section 16(b) of the Charter Party except to the extent that the payment of any such proceeds diminishes any recovery available under an insurance policy required to be maintained under Section 16 of the Charter Party, or (B) proceeds of personal injury or property damage liability insurance payable to or for the benefit of the Trust Company, the Resident Trustee or the Owner Participant under any Operative Document; (iii) any amount payable for the account of the Owner Participant pursuant to Section 13.1 or 13.2 of the Participation Agreement (or any amount payable by the Guarantor under the Guarantee in respect of amounts payable for the account of the Owner Participant pursuant to Section 13.1 or 13.2 of the Participation Agreement); and (iv) interest at the Overdue Rate payable by the Charterer (or the Guarantor) to the Trust Company, the Resident Trustee or the Owner Participant on any of the amounts described in clauses (i) through (iii) above; together with the right to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (iv) of this definition.

            "Excess Hire" shall have the meaning specified in clause b. of
             -----------
     Schedule 2A of the Charter Party.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as
             ------------
     amended.

            "Fair Market Sales Value" of any property or service as of any date
             -----------------------
     shall mean the cash sales price that would be obtained in an arm's-length sale, respectively, between an informed and willing buyer (under no compulsion to purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question, disregarding the renewal option set forth in the Charter Party and shall be determined on the basis that (unless determined pursuant to Article 22 of the Charter Party) the Vessel has been maintained in accordance with the requirements of the Charter Party (but otherwise on an "as-is" basis).

            "Final Delivery Date" shall mean the date set forth on Schedule 1 to
             -------------------
     the Bareboat Charter Party as the Final Delivery Date.

            "Final Determination" shall mean (i) a decision, judgment, decree or
             -------------------
     other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final

     (i.e., the earliest of
      -----
     when all allowable appeals have been exhausted by either party to the action or the time for filing such appeal has expired or the Tax Indemnitee has notified the Charterer in writing that it does not intend to make such an appeal, (ii) a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Charterer's consent, (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 13.2(e) of the Participation Agreement.

            "Full Accrual Date" shall mean March 31, 2000.
             -----------------

            "GAAP" shall mean generally accepted accounting principles in the
             ----
     United States of America.

            "Governmental Actions" shall mean all actions, authorizations,
             --------------------
     consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices to and declarations of or with any Governmental Authority, including, without limitation, those pertaining to Environmental Laws and Environmental Permits.

            "Governmental Authority" shall mean any nation or government, any
             ----------------------
     state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Governmental Rules" shall mean applicable statutes, laws, rules,
             ------------------
     codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment, including, without limitation, Environmental Laws.

            "Guarantee" or "Guaranty" shall mean the Mobil Corporation Guarantee
             ---------      --------
     dated as of the Closing Date by Guarantor in favor of the Managing Trustee, the Delaware Trustee, the Owner Trust, the Owner Participant, the Indenture Trustee and the Pass Through Trustee.

            "Guarantor" shall mean Mobil Corporation, a Delaware corporation.
             ---------

            "Hazardous Materials" shall mean all substances defined as such in
             -------------------
     the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any law relating to pollution or protection of the environment.

            "Head Lease" shall mean the Lease Agreement dated November 24, 1997
             ----------
     between U.K. Lessor and the Owner Trust.

            "Head Lessor" shall mean the U.K. Lessor.
             -----------

            "Hire" shall mean, collectively, Bareboat Hire and Supplemental
             ----
     Hire.
            "Holder" shall mean a registered holder of a Secured Note and shall
             ------
     include, so long as the Pass Through Trustee is a registered holder of a Secured Note, the Pass Through Trustee.

            "Indemnitee" shall mean each Owner Trust, the Resident Trustee, the
             ----------
     Trust Company, the Delaware Trustee, the Managing Trustee, the Owner Participant, the Indenture Trustee (both in its individual and its trust capacity), the Pass Through Trustee (both in its individual and trust capacities), each Loan Participant, and their respective Affiliates, shareholders, officers, directors, agents, employees and servants.

            "Indenture" shall mean the Trust Indenture, Assignment of Charter
             ---------
     and Head Lease and Security Agreement dated as of the Closing Date between the Owner Trust and the Indenture Trustee.

            "Indenture Default" shall mean an event which, after giving of
             -----------------
     notice or lapse of time, or both, would become an Indenture Event of Default.

            "Indenture Estate" shall have the meaning specified in the Granting
             ----------------
     Clause of the Indenture.

            "Indenture Event of Default" shall have the meaning specified in
             --------------------------
     Section 5.02 of the Indenture.

            "Indenture Indebtedness" shall have the meaning specified in the
             ----------------------
     Recitals to the Indenture.

            "Indenture Supplement" shall mean any indenture supplement that may
             --------------------
     be executed and delivered by the Owner Trust and the Indenture Trustee from time to time.

            "Indenture Trustee" shall have the meaning specified in the preamble
             -----------------
     to the Indenture.

            "Indenture Trustee Office" shall mean the office of the Indenture
             ------------------------
     Trustee initially located at Two International Place, Boston, MA 02110 or such other office as may be designated by the Indenture Trustee to the Owner Trust and the Charterer.

            "Indenture Trustee's Liens" shall mean Liens on or against all or
             -------------------------
     any part of the Vessel, the Vessel Interest, the Charter Party, the Trust Estate, the Indenture Estate or any payment of Hire or Excess Hire or any interest in any of the foregoing (a) which result from any act of, or failure to act by, or any Claim against, the Indenture Trustee (in its individual capacity or as trustee) unrelated to the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Indenture Trustee (in its individual capacity or as trustee) of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Indenture Trustee (in its individual capacity or as trustee), except that Indenture Trustee's Liens shall not include any Lien directly resulting from any Tax for which the Charterer is obligated to indemnify the Indenture Trustee (in its individual capacity or as trustee) until such time as the Charterer shall have already paid to, or on behalf of, the Indenture Trustee, the Tax or an indemnity with respect to the same.

            "Independent" shall mean, when used with respect to any specified
             -----------
     Person, a Person who (1) is in fact independent, (2) does not have any direct financial interest in the Trust Company, the Owner Trust, the Owner Participant or the Charterer or any Affiliate of any of them and (3) is not connected with the Trust Company, the Owner Participant or the Charterer or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Charterer and approved by the Indenture Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

            "Independent Investment Banker" shall mean an independent investment
             -----------------------------
     banking institution of national standing appointed by the Charterer on behalf of the Owner Trust; provided that if the Indenture Trustee shall not
                                --------
     have received written notice of such an appointment at least 10 days prior to the relevant Redemption Date or Charter Termination Date or if a Charter Event of Default shall have occurred and be continuing, "Independent
                                                              -----------
     Investment Banker" shall mean such an institution appointed by the
     -----------------
     Indenture Trustee.

            "Initial Secured Note(s)" shall mean the Secured Note(s) issued
             -----------------------
     under the Indenture on the Closing Date or any Secured Notes issued in exchange therefor pursuant to Sections 2.06 and 2.07 of the Indenture.

            "Inflation Factor" shall mean the Producer Price Index as published
             ----------------
     by the U.S. Department of Labor.

            "Initial Subcharter" shall mean the Vessel Subcharter Agreement
             ------------------
     dated as of the Closing Date between the Charterer and MSCL.

            "Interest Payment Date" shall mean each January 2 and July 2.
             ---------------------

            "Investment" shall have the meaning specified in Section 2.1 of the
             ----------
     Participation Agreement.

            "Joint Venture Agreement" shall mean the Joint Venture Agreement
             -----------------------
     dated November 4, 1997 between MOSAT and QSC.

            "Lessee Support Agreement"  shall mean the agreement dated as of the
             ------------------------
     Closing Date among the Charterer, the U.K. Lessor and the Owner Trust with respect to certain obligations of the Owner Trust under the Head Lease.

            "Lessor's Guaranty" shall mean that certain Deed of Guarantee of
             -----------------
     Abbey National Treasury Services plc , dated November 24, 1997, guaranteeing certain obligations of the Head Lessor under the Head Lease.

            "Lessor's Mortgage" shall mean the U.K. Lessor's Mortgage.
             -----------------

            "Lien" shall mean any mortgage, pledge, security interest,
             ----
     encumbrance, lien, right of others or charge of any kind, including, without limitation, any Environmental Liens, any right of first refusal, any title defect, conditional sale or other title retention agreement or any lease in the nature thereof or any libel or complaint in admiralty or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or any similar law) of any jurisdiction.

            "Loan Participant" shall mean and include each Holder (including, so
             ----------------
     long as it holds a Secured Note, the Pass Through Trustee).
            "Losses" shall have the meaning set forth in Section 13.3 of the
             ------
     Participation Agreement.

            "Majority in Interest of Holders of Notes" shall mean, as of any
             ----------------------------------------
     date of determination, Holders holding in aggregate more than 50% of the total principal amount of the Secured Notes Outstanding.

            "Make-Whole Amount" shall mean: with respect to any Series 1997 C
             -----------------
     Secured Note to be redeemed, or purchased on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of
     (x) the sum of the present values of all the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) the aggregate unpaid principal amount of such Secured Note plus accrued but unpaid interest on such Secured Note (but not any accrued interest in default) to such Redemption Date.

            "Managing Trustee" shall mean the Trust Company not in its
             ----------------
     individual capacity but solely as Managing Trustee under the Trust
     Agreement.

            "Maturity Date" shall mean, with respect to any Secured Note, the
             -------------
     date specified as the "Maturity Date" for such Secured Note on Exhibit B to the Indenture.

            "MEFC" shall mean Mobil Equipment Finance Company Inc., a Delaware
             ----
     corporation.

            "Modifications" shall mean alterations, modifications, additions and
             -------------
     improvements of or to the Vessel.

            "Moody's" shall mean Moody's Investor Service, Inc.
             -------

            "MOSAT" shall mean Mobil Shipping and Transportation Company, a
             -----
     Liberian corporation.

            "MSCL" shall mean Mobil Shipping Company Limited, a corporation
             ----
     formed under the laws of England and Wales.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
             ------------------
     Section 4001(a)(3) of ERISA which is maintained for employees of the Charterer or any of its ERISA Affiliates.

            "Nonseverable Modification" shall mean any Modification to the
             -------------------------
     Vessel which is not a Severable Modification.

            "Note Register" shall have the meaning specified in Section 2.04 of
             -------------
     the Indenture.

            "Officer's Certificate" and "Officers' Certificate" of any Person
             ---------------------       ---------------------
     shall mean a certificate signed on behalf of such Person by the Chairman, the President, any Vice President, any Assistant Vice President, Financial Services Officer, the Controller, Assistant Treasurer or the Treasurer of such Person or any other individual duly authorized and acting in such capacity or, in the case of the Owner Trust or the Indenture Trustee, a Responsible Officer of the Owner Trust or Indenture Trustee.

            "Operative Documents" shall mean the Construction Contract, the
             -------------------
     Supervisory Agreement, the Guarantee, the Indenture, each Indenture Supplement, the Charter Party, the Participation Agreement, the Secured Notes, the Ship Mortgage (if in effect at the relevant time) and the Trust Agreement.

            "Other Owner Trust" shall mean QM Tanker 1178 Trust, the Delaware
             -----------------
     Business Trust which is the lessee under a head lease from the U.K. Lessor of the Other Vessel.

            "Other Charter" or "Other Charter Party" shall mean the Bareboat
             -------------      -------------------
     Charter Party dated as of the Closing Date between the other Owner Trust and the Charterer, providing for the bareboat charter of the Other Vessel.

            "Other Vessel" shall mean the crude oil tank vessel identified as
             ------------
     Hull No. 1178 in the shipbuilding contract dated November 24, 1997 between Builder and U.K. Lessor.

            "Other Vessel Interest" shall mean the rights of the Other Owner
             ---------------------
     Trust in the Other Vessel, including its rights under the U.K. Documents.

            "Outstanding" shall mean, when used with respect to the Secured
             -----------
     Notes as of any date of determination, all Secured Notes theretofore authenticated and delivered under the Indenture, except:

            (i) Secured Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

            (ii) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee, provided that such Secured Notes
                                      --------
          are to be redeemed and notice of such redemption has been duly given and not revoked or otherwise withdrawn pursuant to the Indenture; and

            (iii) Secured Notes paid or in exchange for which or in lieu of which other Secured Notes have been authenticated and delivered pursuant to the Indenture;

     provided, however, that in determining whether the Holders of the requisite
     --------  -------
     principal amount of Secured Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Notes owned by the Owner Trust, the Charterer, the Owner Participant, or any Affiliate of the Charterer, the Owner Trust or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Secured Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Secured Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Secured Notes and that the pledgee is not the Owner Trust, the Charterer, the Owner Participant or any Affiliate of the Owner Trust, the Charterer or the Owner Participant.

            "Overdue Rate" shall mean a rate per annum equal to (i) with respect
             ------------
     to amounts owing to any Loan Participant constituting payments or prepayments of any Secured Note, the rate of interest on such Secured Note, and (ii) with respect to amounts owing to the Owner Participant or the Charterer, the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 1% (computed on the basis of a 360-day year of twelve 30-day months).

            "Owner" shall mean the Owner Trust.
             -----

            "Owner's Cost" shall mean the amount set forth as "Owner's Cost" in
             ------------
     Schedule 1 to the Charter Party.

            "Owner's Liens" shall mean Liens on or against all or any part of
             -------------
     the Vessel, the Vessel Interest, the Charter Party, the Trust Estate, the Indenture Estate or any payment of Hire or Excess Hire or any interest in any of the foregoing (a) which result from any act of, or any failure to act by, or any Claim against, the Trust Company, the Resident Trustee or the Owner Trust unrelated to its interest in the Vessel Interest, the administration of the Trust Estate or the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Trust Company, the Resident Trustee or the Owner Trust of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Trust Company, the Resident Trustee or the Owner Trust, except that Owner's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Trust Company, the Resident Trustee or the Owner Trust until such time as the Charterer shall have already paid to, or on behalf of, the Trust Company, the Resident Trustee or the Owner Trust, as the case may be, the Tax or an indemnity with respect to the same.

            "Owner Participant" shall mean the party identified as such in
             -----------------
     Schedule 1 to the Participation Agreement and each Person to whom a transfer of the Owner Participant interest is effected in accordance with
     Section 15 of the Participation Agreement.

            "Owner Participant's Liens" shall mean any Lien on or against the
             -------------------------
     Vessel, the Vessel Interest, the Charter Party, the Trust Estate or the Indenture Estate or any payment of Hire or Excess Hire or any interest in any of the foregoing (a) which results from any act of, or any failure to act by, or any Claim against, the Owner Participant unrelated to the transactions contemplated by the Operative Documents, or which result from any violation by the Owner Participant of any of the terms of the Operative Documents, or (b) which result from any Lien in favor of any taxing authority by reason of any Tax owed by the Owner Participant, except that Owner Participant's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Owner Participant (or any member of its consolidated group) until such time as the Charterer shall have already paid to, or on behalf of, the Owner Participant (or such member of its consolidated group), the Tax or an indemnity with respect to the same.

            "Owner Trust" shall have the meaning specified in the preamble to
             -----------
     the Trust Agreement.

            "Owner Trust Documents" shall have the meaning specified in Section
             ---------------------
     2.1 of the Trust Agreement.

            "Owner Trust U.K. Documents" shall have the meaning specified in
             --------------------------
     Section 2.2 of the Trust Agreement.

            "Owner Trustee" shall have the meaning specified in the preamble to
             -------------
     the Trust Agreement.

            "Parent Guarantee" or "Parent Guaranty" shall mean the Guarantee.
             ----------------      ---------------

            "Parent Guarantor" shall mean the Guarantor.
             ----------------

            "Participant" shall mean the Loan Participant or the Owner
             -----------
     Participant and "Participants" shall mean all of them.
                      ------------

            "Participation Agreement" shall mean the Participation Agreement
             -----------------------
     dated as of the Closing Date among the Charterer, the Owner Participant, the Pass Through Trustee, the Indenture Trustee, the Owner Trust and the Managing Trustee.

            "Pass Through Certificates" shall mean any Certificates from time to
             -------------------------
     time issued and outstanding under and pursuant to the Pass Through Trust Agreement.

            "Pass Through Trust" shall mean the trust created by the Pass
             ------------------
     Through Trust Agreement.

            "Pass Through Trust Agreement" shall mean the Pass Through Trust
             ----------------------------
     Agreement dated as of October 4, 1996 among the Guarantor, the Charterer, seven other subsidiaries of the Guarantor and the Pass Through Trustee, as amended by the Pass Through Trust Supplement.

            "Pass Through Trust Property" shall have the meaning specified in
             ---------------------------
     the Pass Through Trust Agreement.

            "Pass Through Trust Supplement" shall mean the supplement to the
             -----------------------------
     Pass Through Trust Agreement dated as of the Closing Date among the Guarantor, the Charterer, the Other Charterer and the Pass Through Trustee.

            "Pass Through Trustee" shall mean State Street Bank and Trust
             --------------------
     Company, not in its individual capacity except as expressly provided in the Pass Through Trust Agreement and the Operative Documents, but solely as Pass Through Trustee under the Pass Through Trust Agreement.

            "Permitted Investments" shall mean (i) obligations of the United
             ---------------------
     States of America, or obligations fully guaranteed as to interest and principal by the United States of America; (ii) certificates of deposit issued by an Eligible Bank or interest-bearing insured accounts in an Eligible Bank; (iii) commercial paper, rated at least P-1 (or comparable rating) by Moody's Investors Service, Inc. (or any successor thereto) or at least A-1 (or comparable rating) by Standard and Poor's Corporation (or any successor thereto); or (iv) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

            "Permitted Liens" shall mean (a) the respective rights and interests
             ---------------
     of (x) the Charterer, the Owner Participant, the Owner, the Indenture Trustee, and the Holders, as provided in the Operative Documents and (y) prior to the Delivery Date, the Builder under the Construction Contract,
     (b) Owner's Liens, Owner Participant's Liens and Indenture Trustee's Liens,
     (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of, the Vessel, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Hire, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business, or arising in the course of constructing, repairing, equipping or installing, modifying or expanding the Vessel or any part thereof, for amounts either not more than 180 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Vessel, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Hire, (e) Liens arising out of judgments or awards against the Charterer or any Permitted Subcharterer with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith so long as such judgment, award or appeal does not involve any material danger of the sale, forfeiture or loss of any part of the Vessel, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Hire, (f) the rights and interests of the U.K. Lessor provided in the U.K. Documents (g) Liens for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Charterer, MSCL, or the operator, agent or master of the Vessel which in each case (A) are unclaimed or covered by insurance or (B) for amounts either not more than 180 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Vessel, the Trust Estate or the Indenture Estate, or any interest therein or any material danger of the interference with the payment of Hire, and Liens which, under the laws of the Marshall Islands, take priority over the Ship Mortgage and which are for amounts either not more than 180 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Vessel, the Vessel Interest, the Trust Estate or the Indenture Estate, or any interest therein and any material danger of the interference with the payment of Hire, (h) Liens, assignments and subleases permitted by
     Article 20(b) of the Charter Party and the rights of MSCL under the Initial Subcharter and the rights of any other Permitted Subcharter.

            "Permitted Subcharterer" shall mean any subcharterer or sub-
             ----------------------
     subcharterer of the Vessel Interest under a subcharter in compliance with
     Article 20 of the Charter.

            "Person" shall mean any individual, partnership, corporation, trust,
             ------
     business trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

            "Preferred Stock" shall mean, with respect to any Person, any and
             ---------------
     all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

            "Premium" shall mean the Make-Whole Amount, if any, payable pursuant
             -------
     to Article III of the Indenture.

            "Protocol of Delivery and Acceptance" shall mean a protocol of
             -----------------------------------
     delivery and acceptance to be executed by Charterer on the Delivery Date.

            "PTE 90-24 " shall mean an Affiliate as defined in Prohibited
             ----------
     Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548 1990.

            "QSC" shall mean the Qatar Shipping Company, a corporation existing
             ---
     under by laws of Qatar.

            "Rate Period" shall mean each six-month period during the term of
             -----------
     the Bareboat Charter Party ending on a Base Hire Payment Date, the first such period commencing and ending on the dates specified in Schedule 1 of the Charter Party.

            "Rating Agency" shall mean each of Moody's and Standard & Poor's, or
             -------------
     if Moody's or Standard & Poor's shall no longer perform the function of a securities rating agency, "Rating Agency" shall be deemed to refer to any other nationally recognized rating agency designated by the Parent Guarantor.

            "Rating Agency Confirmation" shall mean a prior written confirmation
             --------------------------
     from each Rating Agency that a specified action or event shall not result in the downgrade or withdrawal of such Rating Agency's then current credit rating of the Pass Through Certificates.

            "Redelivery Date" shall have the meaning specified in Article 12(a)
             ---------------
     of the Charter Party.

            "Redemption Date" shall mean the date on which the Secured Notes are
             ---------------
     to be redeemed or purchased pursuant to Section 3.02, 3.03, 3.05 or 3.06 of the Indenture.

            "Redemption Price" shall have the meaning specified in Section 3.10
             ----------------
     of the Indenture.

            "Related Indemnitee Group" shall mean, with respect to any
             ------------------------
     Indemnitee, his or its respective Affiliates, servants, officers, employees, directors, shareholders and agents.

            "Release" shall mean the release, spill, emission, leaking, pumping,
             -------
     injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment of any Hazardous Material through or in the air, soil, surface water or groundwater, provided that the presence of Hydrocarbons within any portion of the Vessel designed to produce, pump, process, store, treat, refine or transport Hydrocarbons shall not be considered a Release.

            "Remedial Action" shall mean actions required to (i) clean up,
             ---------------
     remove, treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or further Release or minimize the further Release of Hazardous Materials, or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

            "Request" shall have the meaning specified in Section 2.08(b) of the
             -------
     Indenture.

            "Resident Trustee" means Wilmington Trust Company, a Delaware
             ----------------
     banking corporation, acting in its individual capacity, and its successors and assigns as Delaware Trustee under the Trust Agreement, acting in such successors' and assigns' respective individual capacities.

            "Responsible Officer", when used with respect to either Owner
             -------------------
     Trustee, the Indenture Trustee or the Pass Through Trustee, shall mean an officer in its corporate trust administration department (or any successor group of either Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "SEC" shall mean the Securities and Exchange Commission.
             ---

            "Secured Notes" shall mean all notes from time to time issued and
             -------------
     outstanding under and pursuant to the Indenture.

            "Securities Act" shall mean the Securities Act of 1933, as amended.
             --------------

            "Seller" shall meaning the entity identified as such on Schedule 1
             ------
     to the Charter Party.

            Series 1997 C Secured Notes" shall mean the Secured Note issued
            ---------------------------
     under Section 2.01(b) of the Indenture and any Series 1997 C Secured Note issued in exchange therefor pursuant to Section 2.06 of the Indenture.

            "Severable Modification" shall mean any Modification to the Vessel
             ----------------------
     permitted under the Charter Party which can be readily removed from the Vessel without causing material damage to the Vessel.

            "Ship Mortgage" shall mean the First Preferred Ship Mortgage
             -------------
     covering the Vessel executed and delivered in accordance with Section 3.04 of the Indenture.

            "Special Indemnitee" shall have the meaning specified in Section
             ------------------
     13.3 of the Participation Agreement.

            "Special Termination Election" shall mean an election to terminate
             ----------------------------
     the Charter pursuant to Article 18 thereof.

            "Special Termination Events" shall mean the events specified as
             --------------------------
     Special Termination Events in Article 23(a) of the Charter.

            "Special Termination Redemption Date" shall have the meaning set
             -----------------------------------
     forth in Section 3.03(a) of the Indenture.

            "Specified Charter Event of Default" shall mean a Charter Party
             ----------------------------------
     Event of Default described in paragraph (1), (7) or (8) of Article 21 of the Charter Party or a Charter Party Default described in paragraph (1) or
     (7) of Article 21 of the Charter Party.

            "Standard & Poor's" shall mean Standard & Poor's Rating Group, a
             -----------------
     division of Dunn & Bradstreet, Inc.

            "Subsidiary" of any Person shall mean any corporation, association
             ----------
     or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

            "Substitute Obligor"  shall have the meaning set forth in Section
             ------------------
     3.04 of the Indenture.

            "Substitution Date"  shall have the meaning set forth in Section
             -----------------
     3.04 of the Indenture.

            "Substitution Date Agreement"  shall have the meaning set forth in
             ---------------------------
     Section 3.04 of the Indenture.

            "Supervisory Agreement" shall mean the Agreement dated as of
             ---------------------
     November 24, 1997 between MOSAT, the Owner Trust, the U.K. Lessor and the Builder, providing for supervising the construction of the Vessel and the transfer by the U.K. Lessor of certain rights under the Construction Contract.

            "Supplemental Hire" shall mean (i) any and all amounts, liabilities
             -----------------
     and obligations (other than Bareboat Hire) which the Charterer assumes or agrees to pay to or on behalf of the Owner Trust, the Owner Participant, the Trust Company, the Resident Trustee, the Pass Through Trustee, the Loan Participant or the Indenture Trustee under any Operative Document, including, without limitation, any payments of indemnification or Termination Value or Premium and (ii) any amounts which are expressed in the Indenture to be payable at the Charterer's expense.

            "Tax" and "Taxes" shall have the respective meanings specified in
             ---       -----
     Section 14.2 of the Participation Agreement.

            "Tax Affiliate" shall mean an Affiliate of any corporation related
             -------------
     to the Charterer (within the meaning of Section 318 of the Code), or any shareholder of the Charterer.

            "Tax Claim" shall have the meaning specified in Section 13.2(e) of
             ---------
     the Participation Agreement.

            "Tax Indemnitee" shall mean each Owner Trustee (both in its
             --------------
     individual capacity and in its trust capacity), the Owner Participant, the Indenture Trustee (both in its individual capacity and in its trust capacity), and the Loan Participant, and their respective Affiliates, officers, directors, agents, employees and servants but shall not include
     (i) the Pass Through Trustee, (ii) any other Holder and (iii) any Certificateholder.

            "Termination Date" shall have the meaning specified in Article 18(b)
             ----------------
     of the Charter Party.

            "Termination Election" shall mean an election by the Charterer to
             --------------------
     terminate the Charter pursuant to Article 18(a) thereof.

            "Termination Redemption Date" shall have the meaning specified in
             ---------------------------
     Section 3.03(b) of the Indenture.

            "Termination Value" shall mean as of any Termination Value
             -----------------
     Determination Date during the Charter Period, the amount set forth opposite such date in Schedule 4 to the Charter Party.

            "Termination Value Determination Date" shall mean any Business Day.
             ------------------------------------

            "Transaction Expenses" shall mean the following fees, expenses,
             --------------------
     disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Pass Through Trust Agreement and the consummation of the transactions contemplated thereby on the Closing Date, as applicable, provided that invoices for all
                                                 --------
     such fees, expenses, disbursements and costs shall have been presented for payment on or prior to the ninetieth day following the Closing Date: (i) the reasonable attorneys' fees and expenses of counsel to the Owner Participant, each Owner Trustee, the Indenture Trustee, the Pass Through Trustee and special admiralty counsel, (ii) the initial (but not ongoing) fees and expenses of each Owner Trustee, the Pass Through Trustee and the Indenture Trustee, (iii) printing, word processing and reproduction costs,
     (iv) the fees and commissions of the Underwriter as underwriter in connection with the offering and sale of the Pass Through Certificates, (v) other costs associated with the issuance of the Secured Note and the Pass Through Certificates, independent rating agencies and printer charges, and
     (vi) to the extent agreed with the Underwriter, the reasonable fees, expenses and disbursements of special counsel for the Underwriter in connection with the Operative Documents; provided that, other than as set
                                              --------
     forth in clause (iv) of this sentence, "Transaction Expenses" shall not
                                             --------------------
     include the fees, expenses or disbursements of any law firm not specifically named in Section 4.6 of the Participation Agreement.

            "Transferee" shall have the meaning specified in Section 14.2 of the
             ----------
     Participation Agreement.

            "Treasury Rate" shall mean, with respect to each Secured Note to be
             -------------
     redeemed or purchased, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) shall mean "Statistical Release H.15(519), Selected

     Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) shall mean the latest H.15(519) which is published prior to the close of business on the fourth Business Day preceding the Redemption Date. For purposes hereof, "Average Life Date" shall mean, with respect to each Secured Note
              -----------------
     to be redeemed, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Secured Note. For purposes hereof, "Remaining Weighted Average Life" shall mean, for any
                       -------------------------------
     Secured Note, as of any date of determination, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity of such Secured Note by (ii) the number of days from and including the Redemption Date to but excluding the scheduled payment date of such principal payment; by (b) the then unpaid principal amount of such Secured Note.

            "Treasury Regulations" shall mean the income tax regulations issued,
             --------------------
     published or promulgated under the Code by the United States Department of the Treasury.

            "Trust Agreement" shall mean the Declaration and Agreement of Trust
             ---------------
     dated as of November 19, 1997 among the Owner Participant, the Resident Trustee and the Trust Company.

            "Trust Company" shall mean Deutsche Morgan Grenfell (Cayman)
             -------------
     Limited, a Cayman Islands company in its individual capacity.

            "Trust Certificate" shall mean an Officer's Certificate of the Owner
             -----------------
     Trust with regard to those matters set forth in Section 3.04(i) of the Indenture.

            "Trust Estate" shall have the meaning specified in Section 3.2 of
             ------------
     the Trust Agreement.

            "Trust Expenses" shall have the meaning specified in Section 8.1 of
             --------------
     the Trust Agreement.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
             -------------------
     amended.

            "UCC" shall mean the Uniform Commercial Code as in effect in the
             ---
     State of New York or in any other applicable jurisdiction.

            "U.K. Documents" shall mean the Head Lease, the Lessor's Guaranty,
             --------------
     the U.K. Lessor's Mortgage, the U.K. Lessor's Security Assignment and each other instrument defined as an "Operative Document" in the Head Lease.

            "U.K. Financing" shall mean the transactions contemplated by the
             --------------
     U.K. Documents.

            "U.K. Lease Term" shall mean the term of the U.K. Lease set forth in
             ---------------
     Schedule 1 of the Charter Party.

            "U.K. Lessor" shall mean the entity identified as such in Schedule 1
             -----------
     of the Charter Party.

            "U.K. Lessor's Mortgage" shall mean the First Ship Mortgage, dated
             ----------------------
     on or about the Delivery Date and covering the Vessel, from the U.K. Lessor to the Owner Trust, securing certain obligations of the U.K. Lessor under the Head Lease.

            "U.K. Lessor's Security Assignment" shall mean the Lessor's Security
             ---------------------------------
     Assignment between the U.K. Lessor and the Owner Trust delivered on or about the Delivery Date pursuant to the Head Lease.

            "U.K. Obligations" shall have the meaning set forth in Section 13.3
             ----------------
     of the Participation Agreement.

            "Underwriter" shall mean Salomon Brothers, Inc, a Delaware
             -----------
     corporation.

            "Underwriting Agreement" shall mean the Underwriting Agreement among
             ----------------------
     the Guarantor, the Charterer and the Underwriter relating to the purchase and sale of the Pass Through Certificates.

            "Vessel" shall mean the LR1 Class crude oil tank vessel known as
             ------
     Hull No. 1177 identified in Schedule 1 to the Charter Party under the heading "Vessel", and all other property installed or located therein and all assets from time to time included or incorporated therein in which title thereto shall vest in the U.K. Lessor pursuant to the Head Lease.

            "Vessel Interest" means all of the right, title and interest of the
             ---------------
     Owner in the Vessel, comprising the Owner's rights under the Head Lease, together with certain ancillary rights thereto, and including the rights in such Vessel of the Owner under the Charter, Trust Agreement, Participation Agreement and the Operative Documents (other than the right to receive Excepted Payments) and the related U.K. Documents, and prior to the delivery of the Vessel under the Construction Contract, the Owner's rights under the Supervisory Agreement.